UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2025

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd , Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 848-8430

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Seventh Delayed Drawdown

As previously disclosed, on April 23, 2024, Venus Concept Inc. (the “Company”), Venus Concept USA, Inc., a wholly-owned subsidiary of the Company (“Venus USA” or “Borrower”), Venus Concept Canada Corp., a wholly-owned Canadian subsidiary of the Company (“Venus Canada”), and Venus Concept Ltd., a wholly-owned Israeli subsidiary of the Company (“Venus Israel” and together with the Company, Venus USA and Venus Canada, the “Loan Parties”), entered into a Loan and Security Agreement (the “Loan and Security Agreement”), with Madryn Health Partners, LP (“Madryn”) and Madryn Health Partners (Cayman Master), LP (“Madryn Cayman,” and together with Madryn, the “Lenders) and Madryn, as administrative agent..  Pursuant to the Loan and Security Agreement (as amended), the Lenders have agreed to provide the Borrower with bridge financing (the “Bridge Financing”) in the form of a term loan in one or more draws in an aggregate principal amount of up to $5,000,000 which amount was subsequently increased to $11,000,000. Borrowings under the Bridge Financing will bear interest at a rate per annum equal to 12%.

On the maturity date of the Bridge Financing, the Loan Parties are obligated to make a payment equal to all unpaid principal and accrued interest.  The Loan and Security Agreement also provides that all present and future indebtedness and the obligations of the Borrower to Madryn shall be secured by a priority security interest in all real and personal property collateral of the Loan Parties.

The initial drawdown under the Loan and Security Agreement occurred on April 23, 2024, when the Lenders agreed to provide the Borrower with bridge financing in the form of a term loan in the principal amount of $2,237,906.85.

The second drawdown under the Loan and Security Agreement occurred on July 26, 2024, when the Lenders agreed to provide the Borrower with a subsequent drawdown under the Loan and Security Agreement in the principal amount of $1,000,000.

The third drawdown under the Loan and Security Agreement occurred on September 11, 2024, when the Lenders agreed to provide the Borrower with a subsequent drawdown under the Loan and Security Agreement in the principal amount of $1,000,000.

The fourth drawdown under the Loan and Security Agreement occurred on November 1, 2024, when the Lenders agreed to provide the Borrower with a subsequent drawdown under the Loan and Security Agreement in the principal amount of $1,000,000.

The fifth drawdown under the Loan and Security Agreement occurred on November 26, 2024, when the Lenders agreed to provide the Borrower with a subsequent drawdown under the Loan and Security Agreement in the principal amount of $1,200,000.

The sixth drawdown under the Loan and Security Agreement occurred on December 9, 2024, when the Lenders agreed to provide the Borrower with a subsequent drawdown under the Loan and Security Agreement in the principal amount of $1,500,000.

The seventh drawdown under the Loan and Security Agreement occurred on January 27, 2025, when the Lenders agreed to provide the Borrower with a subsequent drawdown under the Loan and Security Agreement in the principal amount of $2,000,000.

On February 21, 2025, the Lenders agreed to provide the Borrower with a subsequent drawdown under the Loan and Security Agreement in the principal amount of $2,300,000 (the “Seventh Delayed Drawdown”). The Seventh Delayed Drawdown was partially funded on February 21, 2025 in the amount of $2,000,000 with the remainder to be funded on a future date as mutually agreed by the Loan Parties and Lenders. The Company expects to use the proceeds of the Seventh Delayed Drawdown, after payment of transaction expenses, for general working capital purposes.

For additional information regarding the Bridge Financing, please see the Current Report on Form 8-K, including the exhibits thereto, filed by the Company with the Securities and Exchange Commission on April 24, 2024.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2025, Hemanth Varghese, the Company’s President and Chief Operating Officer, advised the Company of his intention to resign from the Company, effective as of March 28, 2025.  Dr. Varghese resigned for personal reasons and not for reasons related to any disagreement on any matter relating to the Company’s operations, policies or practices.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: February 25, 2025	By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer